RUBY CREEK RESOURCES
INDEPENDENT DIRECTOR AGREEMENT

The Director: Mr. Darren L. Ofsink		**Email:** Primary: dofsink@golawintl.com	
Address: 900 Third Avenue, 5th Floor		**City:** New York	**State:** New York
Country: USA	**Zip:** 10022	**Phone:** +1.212.371.8008	**Fax:** +1.212.688.7273
The Company: **RUBY CREEK RESOURCES, INC.** (or "**Ruby Creek**" or the "**Company**")		A Nevada Corporation	
Address: 750 3rd Avenue, 11th Floor		**City:** New York	**State:** New York
Country: USA	**Zip Code:** 10017	**Phone:** +1.212.679.5711	**Fax:** +1.646.626.6383
For Ruby Creek: Robert Slavik		**E-mail:** RSlavik@rubycreekresources.com	
Effective Date: July 15, 2011			

THIS AGREEMENT is made as of the 15th day of July 2011 and is by and between Ruby Creek Resources, Inc., ("**Ruby Creek**" or the "**Company**"), and Mr. Darren L. Ofsink (the "**Director**") and collectively the "**Parties**".

WHEREAS, it is essential to Ruby Creek Resources, Inc. to attract and retain the most capable persons available to serve on the Board of Directors of the Company (the "**Board**"); and

WHEREAS, Ruby Creek believes that Mr. Darren Ofsink possesses the necessary qualifications and abilities to serve as a Director of the Company and to perform the functions and meet the Company's needs related to its Board; and

WHEREAS, the Board of Directors of the Ruby Creek desires to appoint Mr. Darren Ofsink to serve as and perform the duties of an independent Director and Mr. Darren Ofsink desires to be so appointed and to perform the duties required of such position in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, the Parties agree as follows:

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, Ruby Creek and the Director hereby agree as follows:

1. **DUTIES.**

Mr. Darren Ofsink will serve as a Director of the Company and perform all duties of a director of the Company, including without limitation;

(a) attending meetings of the Board,

(b) serving on one or more committees of the Board (each a "**Committee**") and attending meetings of each Committee of which the Director is a member,

(c) using reasonable efforts to promote the business of the Company, and

(d) any other customary duties of a director as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company's constituent instruments, including its Certificate or Articles of Incorporation, Bylaws and its Corporate Governance and Board Committee Charters, each as amended or modified from time to time, and by applicable law, including by the Nevada Corporation Code (the "NCC").

The Director agrees to devote as much time as is necessary to perform completely the duties of a director of the Company, including duties as a member of the Audit Committee and such other committees as the Director may hereafter be appointed to. The Director will perform such duties in accordance with the general fiduciary duty of directors arising under the NCC.

2. **TERM.**

The Term of this Agreement is two years ending July 15, 2013.

3. **COMPENSATION.**

The Company will compensate the Director as follows:

(a) The Company shall pay the Director an annual retainer fee of US$20,000 payable quarterly, in arrears, to be paid in cash or securities at the Company's option (at a 15% discount to the 30 day average of the closing price), but for partial years the retainer fee paid shall be pro-rated for the number of days the Director serves as director.

(b) The Company will, pursuant to the terms and conditions of an equity incentive plan to be adopted by the Company, grant to the Director options to purchase two hundred thousand (200,000) shares of the common stock of the Company with an exercise price equal to ~~seventy-five~~ fifty cents ($.~~75~~50). These options shall have a five-year life and a cashless exercise feature. Such options shall vest as at a rate of 25,000 shares every three months beginning with the effective date of this Agreement.

(c) If Director is required to travel for any meeting, the Company shall pay all applicable travel expenses.

(d) In addition, the Board of Directors or a committee thereof may from time to time authorize additional compensation or benefits for the Director, including stock options or restricted stock.

4. EXPENSES.

In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for pre-approved reasonable business-related expenses incurred in good faith in the performance of the Director's duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5. CONFIDENTIALITY.

During the Term of this Agreement and for a period of twelve (12) months following the Director's removal or resignation from the Board of Directors of the Company or any of its subsidiaries or affiliates (the "**Restricted Period**"), the Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including but not limited to business methods, information systems, financial data, geological data and strategic plans which are unique assets of the Company ("**Confidential Information**"). The Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6. NON-COMPETE.

During the Term of this Agreement and for a period of twelve (12) months following the Director's removal or resignation from the Board of Directors of the Company or any of its subsidiaries or affiliates (the "**Restricted Period**"), the Director shall not, directly or indirectly,

(a) in any manner whatsoever engage in any capacity with any business competitive with the Company's current lines of business or any business then engaged in by the Company, any of its subsidiaries or any of its affiliates (the "**Company's Business**") for the Director's own benefit or for the benefit of any person or entity other than the Company or any subsidiary or affiliate; or

(b) have any interest as owner, sole proprietor, shareholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Company's Business; provided, however, that the Director may hold, directly or indirectly, solely as an investment, not more than five percent (5%) of the outstanding securities of any person or entity which are listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is engaged in a business competitive with the Company's Business; or

(c) during the Restricted Period, the Director shall not develop any property for use in the Company's Business on behalf of any person or entity other than the Company, its subsidiaries and affiliates.

7. TERMINATION.

With or without cause, the Director may terminate this Agreement at any time upon ten (10) days' written notice. The Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted here from shall prevent the shareholder(s) of the Company from removing the Director with immediate effect at any time for any reason.

8. INDEMNIFICATION.

The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Nevada, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in the Director's official capacity and as to action in another capacity while holding such office. The Company and the Director are executing the Indemnification Agreement.

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9. **NOTICE.**
Any and all Notices referred to herein shall be sufficient if furnished both via email to the email addresses specified above AND the fax number 646-626-6383 with a copy by fax to 212-688-7273.

10. **AMENDMENT AND WAIVER.**
No supplement, modification or amendment of this Agreement will be binding unless executed in writing by both Parties. No waiver of any provision of this Agreement on any occasion will be deemed to constitute or will constitute a waiver of that provision on any other occasion or a waiver of any other provision of this Agreement.

11. **ASSIGNMENT.**
The rights and benefits of the Director under this Agreement shall not be transferable.

12. **GOVERNING LAW.**
This Agreement shall be interpreted in accordance with, and the rights of the Parties hereto shall be determined by, the laws of the State of Nevada.

13. **MISCELLANEOUS.**
If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

14. **ARTICLE HEADINGS.**
The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. **COUNTERPARTS.**
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Fax or email with scanned copy of execution and delivery of this Agreement is legal, valid and binding for all purposes.

16. **ENTIRE AGREEMENT.**
Except as provided elsewhere herein, this Agreement sets forth the entire Agreement of the Parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any Party to this Agreement with respect to such subject matter.

IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be executed by their duly authorized signatories as of the Effective Date set forth above.

Authorized Signatory of Independent Director:	**Print Name:**	**Date of Execution:**
By: [signature]	Mr. Darren L. Ofsink	July 15, 2011
Authorized Signatory of: RUBY CREEK RESOURCES, INC.	**Print Name and Title:**	**Date of Execution:**
By: [signature]	Robert Slavik, CEO	July 15, 2011

CONFIDENTIAL